CONSENT OF INDEPENDENT AUDITORS


To the Board of Trustees of Franklin Strategic Mortgage Portfolio

We consent to the incorporation by reference in Post-Effective Amendment No. 4 to the Registration Statement of Franklin Strategic Mortgage Portfolio on Form N-1A (File No. 33-53414) of our report dated November 3, 1995 on our audit of the financial statements and financial highlights of Franklin Strategic Mortgage Portfolio, which report is included in the Annual Report to Shareholders for the year ended September 30, 1995, which is incorporated by reference in the Registration Statement.



                                          /s/ Coopers & Lybrand L.L.P.
                                          COOPERS & LYBRAND L.L.P.

San Francisco, California
November 28, 1995